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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 1998

                                 [KEYCORP LOGO]
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

             Ohio                                    0-850                                   34-6542451
-------------------------------       ------------------------------------      -------------------------------------
(State or other jurisdiction of             Commission File Number              (I.R.S. Employer Identification No.)
 incorporation or organization)


  127 Public Square, Cleveland, Ohio                     44114-1306
---------------------------------------       ----------------------------------
   (Address of principal executive                       (Zip Code)
               offices)


       Registrant's telephone number, including area code: (216) 689-6300






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ITEM 5.  OTHER EVENTS
         ------------

On January 15, 1998, the Registrant issued two press releases. In its first press release, the Registrant announced the earning results for the three and twelve month periods ended December 31, 1997. This press release, dated January 15, 1998, is attached as Exhibit 99.1 to this report.

In the second press release issued on January 15, 1998, the Registrant announced: (i) a declaration of a quarterly cash dividend in the amount of $0.47 per common share of the Registrant ($0.235 per common share on a post-split basis), (ii) a two-for-one stock split by means of a 100% stock dividend payable on common shares, and (iii) a repurchase authorization of up to 5 million (10 million on a post-split basis) common shares from time to time. This press release dated January 15, 1998, is attached as Exhibit 99.2 to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

(c)      Exhibits
         --------

         99.1 The Registrant's January 15, 1998, press release announcing its earnings results for the three and twelve month periods ended December 31, 1997.

         99.2 The Registrant's January 15, 1998, press release announcing: (i) a declaration of a quarterly cash dividend increase, (ii) a two-for-one stock split, and (iii) a repurchase authorization of up to 5 million (10 million on a post-split basis) common shares.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         KEYCORP
                                          --------------------------------------
                                                      (Registrant)


Date:  January 21, 1998                   /s/     Lee Irving
                                          --------------------------------------
                                          By:   Lee Irving
                                                Executive Vice President
                                                and Chief Accounting Officer